[OSICOM TECHNOLOGIES, INC. LETTERHEAD]



                                  May 29, 1998



Dear Shareholders:

     We cordially invite you to attend the Meeting of the Shareholders of Osicom Technologies, Inc. (the "Company") to be held at 10:00 a.m. on Monday, June 29, 1998, at the Miramar Sheraton, 101 Wilshire Boulevard, Santa Monica, California.

     The purposes of this meeting are to elect a Board of five (5) directors and ratify the appointment of auditors. These matters are described in the accompanying Notice of Meeting and Proxy Statement.

     The Board of Directors recommends that Shareholders vote in favor of each proposal. We encourage all Shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.


                                                         Sincerely,



                                                         Par Chadha
                                                         Chairman and
                                                         Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To be held on June 29, 1998

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Osicom Technologies, Inc. (the "Company") will be held at the Miramar Sheraton, 101 Wilshire Boulevard, Santa Monica, California on June 29, 1998 at 10:00 a.m. Pacific Time, for the following purposes:

     1. To elect a Board of Directors of five (5) persons to serve until the 1999 Annual Meeting of Shareholders or until a successor is duly elected and qualified.

     2. To approve the appointment of BDO Seidman, LLP as the Company's independent auditors.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.


     Only shareholders of record at the close of business on May 22, 1998 will be entitled to notice of and to vote at the Meeting.

     Whether or not you intend to attend the Meeting, please complete, date and sign the enclosed Proxy. Your Proxy will be revokable, either in writing or by voting in person at the Meeting, at any time prior to its exercise.

                                            By Order of the Board of Directors



                                            ------------------------------------
                                            JOHN H. GORMAN, Secretary


Santa Monica, California
May 29, 1998

                            OSICOM TECHNOLOGIES, INC.
                                2800 28th Avenue
                         Santa Monica, California 90405


                                 PROXY STATEMENT

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on May 22, 1998, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of one-third of the outstanding shares of Common Stock present in person, or represented by Proxy, shall constitute a quorum at the meeting.

     As of the record date, the Company had 21,452,388 outstanding shares of common stock, $.10 par value (the "Common Stock"), the holders of which are entitled to one vote per share.

     A Proxy that is properly submitted to the Company may be revoked at any time before it is exercised by written notice to the Secretary of the Company, and any Shareholder attending the meeting may vote in person and by doing so revokes any Proxy previously submitted by him. Where a Shareholder has specified a choice on his Proxy with respect to Proposals 1 and 2, it will be complied with. If no direction is given, all the shares represented by the Proxy will be voted in favor of such Proposals.

     The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock. Officers and regular employees of the Company may solicit Proxies personally and by telephone. The Annual Report on Form 10-KSB of the Company for the fiscal year ended January 31, 1998, containing audited financial statements for such year, is enclosed with this Proxy Statement. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about May 29, 1998.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


     According to the Company's By-Laws, the Board of Directors is composed of five (5) members. At each Annual Meeting, all directors will be elected to serve for one year expiring on the date of the Annual Meeting of Shareholders the following year. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Company's By-Laws. The names of the nominees for the Board of Directors are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. However, discretionary authority is reserved to vote such shares in the best judgment of the persons named in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominee so listed.

     All persons named below are directors of the Company at the present time. There are no family relationships between any nominee, director or executive officer of the Company.


                           NOMINEES FOR ONE YEAR TERMS

     Par Chadha, 43, has been Chief Executive Officer of the Company since November 1996. Mr. Chadha founded the Company in 1981 and has been a director for the Company since that time. He served as President and Chief Executive Officer of the Company from July 1981, through May 1993, and as Chairman from July 1981 through June 1996. Mr. Chadha was a director and Chairman of Builders' Warehouse Association, Inc. from March 1995 through September 1996. Mr. Chadha was a director of Saratoga Brands, Inc. from January 1995 through July 1995, and a director and Chairman of Phoenix Laser Systems, Inc. from September, 1993 through November, 1993. He has been Chairman, President and Chief Executive Officer of Oxford Acquisitions Group, Inc. since February 1994. Mr. Chadha is also a director of Rand Research Corporation, RII Partners, Inc., and RT Investments, Inc., which are privately held companies.

     Leonard N. Hecht, 61, has been a director of the Company since June 1996. Since 1994, he has been President of Chrysalis Capital Group, an investment banking company specializing in mergers, acquisitions and financing which he founded. From 1987 to 1993, Mr. Hecht was Managing Director of the Investment Banking Group and head of the Technology Assessment Group of Houlihan Lokey Howard & Zukin, a financial advisory firm. From 1984 to 1987, Mr. Hecht was the Vice Chairman of the Board and Chief Executive Officer of Quantech Electronics Corp., a diversified publicly-held electronics company. Prior to joining Quantech, Mr. Hecht was a founding principal of Xerox Development Corporation, a wholly-owned subsidiary of the Xerox Corporation. Xerox Development Corporation was active in strategic planning, mergers and acquisition, divestitures, licensing, joint ventures and venture investing for the Xerox Corporation.

     Humbert B. Powell III, 59, became a director of the Company on June 30, 1997. Mr. Powell is a Managing Director of Sanders Morris Mundy, a financial services and investment banking firm based in Houston, Texas. Mr. Powell was Vice Chairman and Director of Marleau, Lemire, Securities Inc. and Chairman of Marleau, Lemire USA. Mr. Powell served as a Senior Managing Director in the Corporate Finance Department of Bear Stearns & Co. from 1988 through February 1995, with responsibilities for both domestic and international investment banking efforts. Prior to his employment with Bear Stearns in 1994, Mr. Powell served as a Senior Vice President and Director of E.F. Hutton & Co., where he served 18 years in various capacities. Mr. Powell also currently serves on the Boards of Directors of Bikers Dream Inc., Tatham Offshore Corp., Salem-Teikyo University, and PCS World.

     Xin Cheng, Ph.D., 42, has been a President and director of the Company since September 1995, and was Secretary from June 1993 to February 1997. Dr. Cheng holds a Ph.D. in electrical engineering from the University of California, Irvine. From 1988 to 1990, Dr. Cheng served as Senior Staff Scientist, and from 1990 to 1993 as Director of Advanced Technology for the Company. Dr. Cheng is responsible particularly for business and technology development of the Company's photonic transmission products.

     Renn Zaphiropoulos, 72, became a director of the Company on March 25, 1998. Mr. Zaphiropoulos also serves as a director of Optical Coating Laboratories, Inc. and a director and consultant to a number of private, development stage high-tech firms. Mr. Zaphiropoulos is presently an Adjunct Professor of Business at Southern Utah University and is a frequent lecturer on a variety of management subjects at the University of California at Santa Clara, Harvard Business School, Columbia University and Stanford University. Mr. Zaphiropoulos is a pioneer in the development of the electrostatic writing techniques for the production of hard copy. In 1969 he co-founded Veratec which was merged into Xerox Corporation in December 1975.


                          INFORMATION CONCERNING BOARD

     The Board of Directors met 9 times in fiscal 1998. No director attended fewer than 75% of the meetings of the Board of Directors. In addition, the Board acted by unanimous consent 9 times during fiscal 1998.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is responsible for reviewing the Company's audited financial statements, meeting with the Company's independent accountants to review the Company's internal controls and financial management practices and examining all agreements or other transactions between the Company and its directors and officers (other than those compensation functions assigned to the Compensation Committee) to determine whether such agreements or transactions are fair to the Company's shareholders. Messrs. Hecht and Powell currently serve on the Audit Committee.

     The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning compensation and benefits for such executive officers, reviewing overall company-wide compensation plans and administering the Company's stock option plans. Messrs. Hecht, Powell and Chadha currently serve on the Compensation Committee.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 30, 1998, regarding the ownership of the Common Stock by (i) each Director of the Company;
(ii) each of the executive officers named in the Summary Compensation Table, above; (iii) each person known to the Company to beneficially own 5% or more of Common Stock; and (iv) all Directors and executive officers of the Company as a group. Except as indicated, all persons named as beneficial owners of Common Stock have sole voting and investment power with respect to the shares indicated as beneficially owned by them. All persons named have an address at c/o 2800 28th Street, Suite 100, Santa Monica, CA 90405.

  Name of Beneficial Owner (A)                            Common Stock
                                               =================================
                                               Number of Shares    Percentage of
                                                                    Outstanding
                                                                        (I)
                                               ================   ==============
Par Chadha                                         1,180,119 (B)         *
Leonard Hecht                                        164,992 (C)         *
Humbert B. Powell III.                               195,097 (D)         *
Renn Zaphiropoulos                                    11,667 (E)         *
Xin Cheng                                            163,648 (F)         *
PG Narayanan                                          33,819             *
Arthur Trakas                                         34,400 (G)         *
Kelvin Y.O. Li                                       105,214 (H)         *
Ronald Mackey                                         47,877             *
John H. Gorman                                         -                 -
All Directors and executive officers as a
group                                              1,957,167           8.7%

*  Less than 1%

     A) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided by such beneficial owners to the Company.

     B) Includes shares and options held in the name of R II Partners, Inc., RT Investments, Inc., and Rand Research Corporation. Mr. Chadha owns, directly and indirectly, 100% of the outstanding capital stock of R II Partners, Inc., and RT Investments, Inc. Mr. Chadha holds exercisable options to acquire 552,500 shares of common stock at prices ranging from $1.50 to $7.92 per share (market price on the date granted).

     Mr. Chadha disclaims beneficial ownership of shares held by his wife, Sharon Chadha.

     C. Includes shares and options held in the name of Chrysalis Capital Group. Mr. Hecht owns, directly and indirectly, 100% of the outstanding capital stock of Chrysalis Capital Group. Mr. Hecht holds exercisable options to acquire 95,000 shares of common stock at prices ranging from $1.00 to $9.49 per share (market price on the date granted).

     D. Includes shares, options and warrants held in the name of HMS Advisors, LLC. Mr. Powell owns, directly and indirectly, 50% of the outstanding capital stock of HMS Advisors, LLC. Mr Powell holds exercisable options to acquire 50,000 shares of common stock at prices ranging from $4.50 to $8.13 (market price on the date granted).

     E. Includes exercisable options held by Mr. Zaphiropoulos to acquire 11,667 shares of common stock at a price of $3.50 (market price on the date granted).

     F. Includes exercisable options held by Mr. Cheng to acquire 161,448 shares of common stock at prices ranging from $1.00 to $7.92 per share (market price on the date granted).

     G. Includes exercisable options held by Mr. Trakas to acquire 20,000 shares of common stock at a price of $3.50 per share (market price on the date granted).

     H. Includes exercisable options held by Mr. Li to acquire 105,214 shares of common stock at prices ranging from $2.35 to $5.32 per share (market price on the date granted).

     I. For each beneficial owner, the "Percentage of Outstanding" equals each owner's actual holdings of shares plus shares represented by unexercised options and warrants held, divided by total shares outstanding of the Company at April 30, 1998, of 21,452,388, plus the above-referenced unexercised options and warrants of the referenced holder only. In other words, individual percentages of the listed holders will not add to the group total because the calculations are made separately for each holder.



                              CERTAIN TRANSACTIONS

     During May 1997, 279,207 warrants exercisable at $5.638 held by R II Partners, Inc. and 279,207 warrants exercisable at $5.638 held by Brite Lite Industries, Inc. were exercised in cashless transactions. Of the $1,877,000 liability representing the difference between the closing price of the Company's common shares at exercise and the exercise price of $1,567,000 was paid in cash with the remaining $310,000 balance applied to amounts due the Company under indemnification agreements. Par Chadha, Chairman and Chief Executive Officer, owns directly and indirectly 100% of the outstanding capital stock of R II Partners, Inc. Barry Witz, a former director of the Company, owns directly and indirectly 100% of the outstanding capital stock of Brite Lite Industries, Inc.

     During fiscal 1998, the Company made 8% demand loans totaling $165,000 to Chrysalis Capital Group; the loans are collateralized by 61,224 shares of the Company's common stock. Accrued and unpaid interest at January 31, 1998 totaled $9,300. Leonard Hecht, Director, owns directly and indirectly 100% of the outstanding capital stock of Chrysalis Capital Group.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table summarizes all compensation awarded to, earned by, or paid to (i) all individuals who served or functioned as the Company's Chief Executive Officer ("CEO") during the fiscal year ended January 31, 1998 and (ii) the Company's four most highly compensated executive officers who were serving at the end of the fiscal year ended January 31, 1998 whose annual salary and bonus exceeded $100,000 (all of the foregoing individuals being hereinafter referred to collectively as the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the Company's last fiscal year, ended January 31, 1998.


                                               SUMMARY COMPENSATION TABLE


                                                                                                              All Other
Name and Principal         Year           Annual Compensation                Long-Term Compensation          Compensation
Position                                                                                                         ($)
                                   ----------- ----------- ---------- ------------ ------------ ------------  ------------

                                   Salary ($)  Bonus ($)   Other      Restricted   Securities    Long-Term
                                                           Annual        Stock     Under-Lying   Incentive
                                                           Compen-     Award(s)      Options       Plan
                                                           sation                                 Payouts
                                                              ($)         ($)          (#)

Par Chadha, Chairman,      1998        60,000      0           0           0            50,000       0            0
Chief Executive Officer    1997             0      0           0           0            50,000       0            0
                           1996             0      0           0           0           402,500       0            0

PG Narayanan, Executive
VP Operations              1998       149,150      0           0           0                 0       0            0


Arthur Trakas,
Executive VP Worldwide     1998       154,146      0           0           0                 0       0            0
Sales

Kelvin Y.O.Li, President
Far East Division          1998     142,338        0           0           0         50,000          0            0



Long-Term Incentive Plans

     The Company has no long-terms incentive plans other than the 1988 and 1997 Stock Option Plans and the 1997 Directors Stock Option Plan.


Option Grants - Year Ended January 31, 1998

     The following table summarizes all grants of stock options made during the year ended January 31, 1998 to each of the Named Executive Officers.



                        OPTION GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
=========================================================================================
       Name           Number of     % of Total    Exercise    Market        Expiration       Potential Realizable Value at
                     Securities      Options       or Base    Price on         Date          Assumed Rates of Stock Price
                     Underlying     Granted to      Price     Date                         Appreciation for Option Term (B)
                       Options      Employees    ($/Sh) (B)   Granted
                    Granted (#)     in Fiscal                 ($/Sh) (B)
                                       Year
                                                                                          ----------- ----------- ============

                                                                                           0%  ($)     5%  ($)     10% ($)

Par Chadha             50,000         4.41%         $4.50       $4.00      26-Sep-2006                 141,501      358,592
                                                                                              0

PG Narayanan                0

Arthur Trakas               0

Kelvin Y.O.Li (A)      50,000         4.41%         $2.35       $2.13      22-Dec 2007             0    73,895      187,265



     (A)  The   exercisability  of  40,000  of  these  options  are  subject  to performance based conditions.

     (B) The value indicated is a net amount, since the aggregate exercise price has been deducted from the final appreciated value. 5% and 10% appreciation would result in per share prices of approximately $ 7.33 and $11.67, respectively, as of February 1, 2006 and $3.83 and $6.10, respectively as of December 22, 2007.

Aggregated Option Exercises during the Year Ended January 31, 1998 and January 31, 1998 Option Values

     The following table sets forth information concerning each exercise of stock options during the year ended January 31, 1998 by each of the Named Executive Officers and the January 31, 1998, value of unexercised options.



                                       AGGREGATED OPTION EXERCISES IN 1998 AND

                                           JANUARY 31, 1998 OPTION VALUES

        Name             Shares        Value      Number of Securities Underlying         Value of Unexercised
                        Acquired    Realized ($)   Unexercised Options at Fiscal     In-the-Money Options at FY-End
                           on                               Year-End (#)                         ($)(A)
                        Exercise
                           (#)
                                                  --------------------------------- ----------------------------------
                                                    Exercisable     Unexercisable     Exercisable     Unexercisable


Par Chadha                  -            -                552,500                0          927,450                 0

PG Narayanan                -            -                      0           70,000                0             3,800

Arthur Trakas               -            -                      0           70,000                0            40,000

Kelvin Y. O. Li             -            -                 69,964           75,250           90,239           132,345


     (A) Options are "in-the-money" if, on January 31, 1998, the market price of the Common Stock ($5.50) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by such options on January 31, 1998, and the aggregate exercise price of such options.

Employment Agreements

     The Company has a three year employment agreement with Mr. Mackey ending October 23, 1999 under which the Company is obligated to make payments of $90,000 per year; additionally, Mr. Mackey is entitled to receive a $50,000 bonus, payable in cash or stock at the Company's option, at the end of the contract term if Mr. Mackey is still employed at the Company. This contract may be terminated for cause.


                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee is comprised of Messrs. Hecht, Powell and Chadha. The Compensation Committee reviews, recommends and approves changes to the Company's compensation policies and programs and is responsible for reviewing and approving the compensation of the Chief Executive Officer and other senior officers of the Company.

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning compensation and benefits for such executive officers and administering the Company's stock option plans.

     The Company believes that executive compensation should be based upon value returned to shareholders. The Company has developed and is developing compensation programs designed to reflect Company performance and to be competitive in the marketplace. In designing compensation programs, the Company attempts to reflect both value created for shareholders while supporting the company's strategic goals. The Company's compensation programs reflect the following themes:

     . Compensation should be meaningfully related to the value created for shareholders.

     . Compensation programs should support the Company's short-term and long-term strategic goal and objectives.

     . Compensation programs should promote the Company's value and reward individuals for outstanding contributions to the Company's success.

     . Short-term and long-term compensation should be designed to attract and retain superior executives.

     The Company's executive compensation is based upon three components, base salary, annual incentive bonuses and long-term incentives, which are intended to serve the overall compensation philosophy.

Base Salary

     The base salary of each executive officer is determined as a function of three principal factors: the individual's performance, the relationship of the individual's salary to similar executives in comparable companies, and increases in the individual's responsibilities, whether through promotions or otherwise.

Annual Incentive Bonus

     The Company's annual incentive bonuses are designed to reflect the individual officer's contribution to the profitability of the Company and any special achievements by the respective officers. Each officer's bonus is based upon the Company's performance in various areas, such as sales, profit margins, operating expenses and net income, as compared to a pre-determined plan for each officer for each year.


                                PERFORMANCE GRAPH



                                  INDEX VALUES

                                  CSRP Computer & Data Process       Osicom Technologies, Inc.          NASDAQ Market Index


     1/29/93                                401.455                            3.100                        223.918

     1/31/94                                428.770                            5.500                        257.511

     1/31/95                                428.302                            1.656                        245.668

     1/31/96                                744.405                            6.313                        347.203

     1/31/97                               1012.357                           10.500                        455.154

     1/31/98                               1226.859                            5.500                        538.166

    Pct. Ch.                               205.603%                          77.419%                       140.341%



                                                  GROWTH OF $100
================== --------------------------------- -------------------------------- ==============================
                     CRSP Computer & Data Process       Osicom Technologies, Inc.          NASDAQ Market Index
================== --------------------------------- -------------------------------- ==============================
     1/29/93                                100.000                          100.000                        100.000

     1/31/94                                106.804                          177.419                        115.002

     1/31/95                                120.138                           53.419                        109.713

     1/31/96                                185.427                          203.645                        155.058

     1/31/97                                252.172                          338.710                        293.268

     1/31/98                                305.603                          177.419                        240.341



     This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such Acts.



THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT THE AFOREMENTIONED NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

                                   PROPOSAL 2

                               RATIFICATION OF THE
                        SELECTION OF INDEPENDENT AUDITORS


     The selection of independent auditors to examine the financial statements of the Company for the fiscal year ending January 31, 1999 to be transmitted or made available to shareholders and filed with the Securities and Exchange Commission is to be submitted to the meeting for ratification. BDO Seidman, LLP has been selected by the Company's Board of Directors to examine such financial statements. A member of BDO Seidman, LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement.


THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  THE  SHAREHOLDERS   VOTE  FOR  THE
RATIFICATION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     The Securities Exchange Act of 1934 requires the Company's directors and executive officers and person who own more than ten percent of a registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. To the knowledge of the Company, all filing requirements under Section 16(a) in respect of the Company were complied within the year ended January 31, 1998.


                                     GENERAL

     The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals.

     Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of nominees to the Board herein, and the ratification of selected independent auditors. All proxies will be voted as specified.

     Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.


                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the 1999 Annual Meeting of Shareholders must be received by the Company no later than January 1, 1999. A Shareholder must have been a record or beneficial owner of the Company's common stock for at least one year prior to January 1, 1999, and the shareholder must continue to own such shares, worth at least $1,000, through the date on which the Meeting is held.

     The Company's by-laws outline procedures, including minimum notice provisions, for shareholder nominations of directors and other shareholder business to be brought before shareholders at the Annual Meeting. A copy of the pertinent by-law provisions is available upon request to John H. Gorman, Secretary, Osicom Technologies, Inc., 2800 28th Street, Santa Monica, California 90405.


                            FORM 10-KSB ANNUAL REPORT

     Upon written request by any shareholder entitled to vote at the 1998 Annual Meeting, the Company will furnish that person without charge a copy of the Form 10-KSB Annual Report which it filed with the Securities and Exchange Commission for 1998, including financial statements and schedules. If the person requesting the report was not a shareholder of record on May 22, 1998, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's common stock at the close of business on that date. Requests should be addressed to John H. Gorman, Chief Financial Officer, Osicom Technologies, Inc., 2800 28th Street, Santa Monica, California 90405.


                                           By Order of the Board of Directors


                                           OSICOM TECHNOLOGIES, INC.



                                           --------------------------
                                           JOHN H. GORMAN
                                           Secretary



Santa Monica, California
May 29, 1998